UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2005

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On May 12, 2005, PHH Broker Partner Corporation, a wholly-owned subsidiary of PHH Corporation (the “Company”), and Cendant Real Estate Services Venture Partner, Inc. (“Cendant Real Estate”) entered into an amendment (the “Amendment”) to the Amended and Restated Limited Liability Operating Agreement of PHH Home Loans, LLC (the “Mortgage Venture”), dated as of January 31, 2005 (the “Agreement”). The Amendment extends to ten years the time period after which Cendant Real Estate may provide a two-year notice of termination in connection with the Mortgage Venture (other than as the result of material breach and certain other events).

For a description of the Agreement, see “Item 1. Business—Arrangements with Cendant Corporation—Mortgage Venture Formed by Cendant and PHH” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Item 2.02. Results of Operations and Financial Condition.

On May 13, 2005, PHH Corporation announced its financial results for the three months ended March 31, 2005. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference. The information disclosed in this report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

99.1  Press Release dated May 13, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	s/ Neil C. Cashen
Name: Neil C. Cashen
Title: Executive Vice President and CFO

Dated: May 13, 2005

Exhibit Index

Exhibit   Description

99.1  Press Release dated May 12, 2005